UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 14, 2010

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On July 14, 2010, BioSphere Medical, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  In light of the Company’s previously announced execution of a definitive agreement and plan of merger with Merit Medical Systems, Inc. (“Merit”) and Merit BioAcquisition Co., a wholly-owned subsidiary of Merit, the Company determined to further adjourn the Annual Meeting.  As a result, the sole order of business at the Annual Meeting was a vote on the proposal to adjourn the Annual Meeting until August 12, 2010, at 11:00 Eastern Daylight Time, at the offices of WilmerHale, in Boston, Massachusetts.

The final number of votes cast for, against or abstaining from voting on that proposal are listed below:

Proposal  — To approve an adjournment of the 2010 Annual Meeting of Stockholders until August 12, 2010, at 11:00 a.m. Eastern Daylight Time at the offices of WilmerHale in Boston, Massachusetts.

Votes For	Votes Against	Abstain
15,822,666	0	5,322,679

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2010	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President and Chief Financial Officer